EXHIBIT 10.18

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY ASTERISKS [**], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

AMENDMENT NO. 7

THIS AMENDMENT NO. 7 (“Amendment”), effective as of October 31, 2024 (the “Amendment Effective Date”), is between IDEXX B.V., a organized under the laws of the Netherlands (“IDEXX”) and Ortho-Clinical Diagnostics, Inc., a New York corporation with offices at 100 Indigo Creek Drive, Rochester, New York, U.S.A. (“OCD” or “Ortho”).

WHEREAS, Ortho and IDEXX have entered into an agreement effective as of October 16, 2003, which was amended by Amendment Nos. 1 to 6 and the Letter Agreement dated July 28, 2023 (the “2023 Letter Agreement”), regarding supply by Ortho of dry slides for IDEXX veterinary chemistry analyzers (the agreement as amended, including by the 2023 Letter Agreement, collectively, the “Agreement”); and

WHEREAS, the Parties now desire to extend the term of the Agreement and amend the Agreement;

The Parties agree as follows:

1.All capitalized defined terms used in this Amendment but not defined in it have the meanings defined in the Agreement.

2.The following is added to Section 1 of the Agreement: IDEXX and Ortho also are each individually referred to as a “Party” and collectively as the “Parties.”

3.Sections 18.01 and 18.02 of the Agreement are deleted in their entirety and replaced with the following:

18.01 Unless terminated earlier pursuant to the terms of this Agreement, this Agreement continues through December 31, 2044; provided that, if either Party sends the other Party a notice of non-extension prior to or on [**] (“Non-Extension Notice”), then this Agreement only will continue through December 31 of the [**] from the date of the Non-Extension Notice (the “Term”). [**].

4. Section 21 of the Agreement is deleted in its entirety and replaced with the      following (Section 21, including 21.01 through 21.06):

21. GOVERNING LAW; JURISDICTION; VENUE; PREVAILING PARTY; DAMAGE LIMITATIONS; EQUITABLE RELIEF

21.01 Governing Law. New York and United States law governs the construction, validity and performance of this Agreement and any dispute arising out of or relating to it without regard to conflict of laws principles.

21.02 Jurisdiction and Venue. The state and federal courts in New York, New York, will have exclusive jurisdiction over any dispute arising out of or relating to this Agreement. The Parties consent to personal jurisdiction and venue in those courts. Claims for misappropriation of trade secrets, intellectual property infringement, and breach of confidentiality obligations may also be brought in any court that has jurisdiction over the Parties if the relief sought includes injunctive or other non-monetary relief. A Party that obtains a judgment against the other Party in the courts identified in this Section may enforce that judgment in any court that has jurisdiction over the Parties.

21.03 Jury Trial Waiver. Any controversy that may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, to the fullest extent permitted by applicable law, the Parties irrevocably and unconditionally waive any right that each of them may have to a trial by jury in any litigation or legal proceedings arising out of or relating to this Agreement. The Parties each understand and has considered the implications of this waiver, and each Party makes this waiver voluntarily.

21.04 Prevailing Party. In any litigation arising out of or related to this Agreement, the prevailing Party will be entitled to recover the costs and expenses, including attorneys’ fees, that it reasonably incurred in connection with that litigation.

21.05 [**].

(a) [**]
(i) [**]; or
(ii) [**].

[**].

[**].

(b) [**]. [**].

(c) [**].
(i) [**]:
(a)[**];
(b)[**];
(c)[**];
(d)[**]; or
(e)[**].

(ii) [**].

21.06 Equitable Relief. In connection with a breach or threatened breach of this Agreement,each Party has the right to seek equitable relief, in addition to any other rights and remedies that may be available to that Party at law, at equity, or otherwise.

5. Schedule 5 of the Agreement is deleted in entirety and replaced with the new Schedule 5 attached to this Amendment.

6. [**]. [**].
[**]
•[**];
•[**].

7. Except as modified by this Amendment, the Agreement remains in effect, [**]. This Amendment is to be construed as part of the Agreement. Each reference in the Agreement to “hereof”, “hereunder”, “herein,” “hereby,” the or this “Agreement,” and all other similar references in the Agreement, including any other amendments, from and after the date of this Amendment, is deemed to refer to the Agreement as amended by this Amendment.

8. The Agreement (as amended by this Amendment) constitutes the entire agreement between the Parties and supersedes all prior and contemporaneous agreements, understandings, conditions, representations, warranties, and communications between the Parties relating to the Agreement’s subject matter. The terms of this Amendment will prevail over different or conflicting provisions in the Agreement.

9. This Amendment may be signed electronically and in multiple counterparts, each of which is considered an original, but all of which constitute a single instrument.

***** [Amendment Signature Page Follows]

[Amendment Signature Page]

IN WITNESS WHEREOF and intending to be legally bound, the Parties have caused this Amendment to be signed by their respective authorized representatives and to be effective as of the Amendment Effective Date.

ORTHO-CLINICAL DIAGNOSTICS, INC. IDEXX B.V.

By: /s/ Brian Blaser By: /s/ Jeff Chadbourne

Name: Brian Blaser Name: Jeff Chadbourne

Title: President and CEO Title: SVP Finance

Date: Nov-01-2024 Date: Oct-24-2024

Acknowledged and consented to, solely as guarantor pursuant to Section 30 of the Agreement:

IDEXX LABORATORIES, INC.

By: /s/ Jay Mazelsky

Name: Jay Mazelsky

Title: President and CEO

Date: Oct-24-2024